UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

NetSuite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other jurisdiction of incorporation organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2955 Campus Drive, Suite 100 San Mateo, California		94403-2511
(Address of principal executive offices)		(Zip Code)

(650) 627-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 28, 2013, NetSuite Inc. (the “Company”) issued a press release announcing the Company’s proposed private offering of approximately $270 million principal amount of convertible senior notes due 2018 pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On May 30, 2013, the Company issued a press release announcing that the Company has priced its previously announced offering of $270 million principal amount of convertible senior notes due 2018. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press Release dated May 28, 2013, titled “NetSuite Announces Proposed Private Offering of Convertible Senior Notes”

99.2	Press Release dated May 30, 2013, titled “NetSuite Announces Pricing of Private Offering of $270 Million Principal Amount of Convertible Senior Notes”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2013

NETSUITE INC.

By:	/s/ Ronald Gill
Name: Ronald Gill Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release dated May 28, 2013, titled “NetSuite Announces Proposed Private Offering of Convertible Senior Notes”

99.2	Press Release dated May 30, 2013, titled “NetSuite Announces Pricing of Private Offering of $270 Million Principal Amount of Convertible Senior Notes”